Exhibit 10.6

JOINDER AGREEMENT

AGREEMENT dated as of August 4, 2011, by and among Changchun Yaqiao Business Consulting Co. Limited, a wholly-foreign owned enterprise incorporated in the People’s Republic of China (“WFOE”), Yakun Song (“Song”) and Jiang Tao (“Tao”).

Preliminary Statement

Jilin Foods Group Co., Ltd., a limited liability company incorporated in the People’s Republic of China (“Jilin”), owns equity interests in Changchun Decens Foods., Ltd., a limited liability company incorporated in the People’s Republic of China (“Decens”). WFOE has entered into certain agreements with Jilin and the owners of the equity interests of Decens, which among other things, grant WFOE the right to designate proxies to exercise voting rights of the equity owners with respect to Decens pursuant to a Shareholders’ Voting Proxy Agreement dated as of December 30, 2010 (the “Proxy Agreement”) and to acquire the equity interests of the equity owners of Decens pursuant to an Exclusive Option Agreement  dated as of December 30, 2010 (the “Option Agreement”).

Jilin sold part of its equity interest in Decens to Song on January 18, 2011 (the “Song Sale”) and to Tao on March 28, 2011 (the “Tao Sale”).

The Proxy Agreement and the Option Agreement require, as a condition to the sale of an equity interest in Decens, the consent of WFOE and the agreement of the purchaser to become be bound by the terms and conditions of the Proxy Agreement and the Option Agreement, as if it were a party thereto.

NOW THEREFORE, the parties agree as follows:

1.	Each of Song and Tao hereby agrees to be bound by the terms of the Proxy Agreement and the Option Agreement, as if he or she was a party thereto.

2.	WFOE hereby consents to the Song Sale and the Tao Sale.

3.	This agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

4.	This agreement may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth above.

Changchun Yaqiao Business Consulting Co. Limited		Purchasers:

By:	/s/ Yakun Song	/s/ Yakun Song
	Yakun Song	Yakun Song
Legal Representative/Authorized Representative

/s/ Jiang Tao
Jiang Tao